Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Eastern Virginia Bankshares, Inc. 2016 Equity Compensation Plan of our reports dated March 15, 2016, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Eastern Virginia Bankshares, Inc. for the year ended December 31, 2015.

Winchester, Virginia

June 30, 2016